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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934

      Date of Report: (Date of earliest event reported): February 6, 2003


                        TEXAS BIOTECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)



           DELAWARE                   0-20117                  13-3532643
          (State of                 (Commission               (IRS Employer
        Incorporation)              File Number)            Identification No.)
       ---------------             -------------            -------------------



                            7000 FANNIN, 20TH FLOOR
                              HOUSTON, TEXAS 77030
             (Address of Registrant's principal executive offices)

                                 (713) 796-8822
              (Registrant's telephone number, including area code)




                                (NOT APPLICABLE)
         (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

THE FOLLOWING STATEMENT WAS RELEASED TO THE PRESS ON FEBRUARY 6, 2003 REGARDING THE AMENDING OF THE LICENSE AND RESEARCH AND DEVELOPMENT AGREEMENT BETWEEN TEXAS BIOTECHNOLOGY CORPORATION AND REVOTAR BIOPHARMACEUTICALS AG.


    REVOTAR BIOPHARMACEUTICALS AG AND TEXAS BIOTECHNOLOGY CORPORATION AMEND
                LICENSE AND RESEARCH AND DEVELOPMENT AGREEMENT

HENNIGSDORF, GERMANY AND HOUSTON, TEXAS - FEBRUARY 6, 2003 - Revotar Biopharmaceuticals AG (Revotar), a majority owned affiliate of Texas Biotechnology Corporation (NASDAQ: TXBI) announced today both parties have amended their License and Research and Development Agreement to better reflect individual commercial priorities. Under the amended agreement, Revotar will have exclusive worldwide rights to bimosiamose for the treatment of asthma and other inflammatory indications as well as ex-North American rights for topical indications. Texas Biotechnology will have exclusive worldwide rights for the use of bimosiamose in organ transplant as well as exclusive North American rights to all topical indications. Under the amended agreement, each party has certain revenue sharing and royalty obligations.

Revotar was established by Texas Biotechnology Corporation and two German Venture Capital firms (bmp AG and Mediport Venture Fonds GmbH) in June 2000. Revotar's primary development program targets the development of bimosiamose, a selectin antagonist currently in Phase II clinical trials with potential to treat a variety of inflammatory diseases. Revotar has also established a dynamic research group focused on bimosiamose follow-up compounds and a variety of validated inflammatory targets for which Revotar has sole rights.

"As we entered discussions with potential partners and investors, we found that the commercial terms of our agreement were not aligned with our commercial strategy," stated Gunter Rosskamp, Ph.D., CEO of Revotar. "The Revotar Board, of which TBC is a member, agreed that the best approach was to restructure the agreements so that Revotar could assert its independence and attract interest from the pharmaceutical and investment communities."

"Our strategy for Revotar has always been for it to stand alone as an entity, with an expectation that our majority interest would be diluted over time," added Bruce D. Given, M.D., President and CEO of TBC. "To facilitate that goal, we have worked with Revotar to amend the agreement in such a way that its chances for success are enhanced and TBC's future marketing participation in bimosiamose is clarified and narrowed to those areas consistent with our strategic plans while preserving overall shareholder value for both parties."

ABOUT BIMOSIAMOSE

Bimosiamose (TBC 1269) is a selectin antagonist licensed exclusively to Revotar by Texas Biotechnology. Bimosiamose is a small molecule selectin antagonist that, by binding to the selectins, blocks the initial slowing of leukocyte traffic, preventing leukocytes from migrating into the tissue, and may alter cell activation and cell-cell signaling pathways. Revotar is currently conducting Phase II clinical trials for asthma using bimosiamose delivered by inhalation. Revotar expects to initiate Phase II trials of bimosiamose delivered topically for the treatment of psoriasis and atopic dermatitis during the first half of 2003.
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ABOUT REVOTAR BIOPHARMACEUTICALS AG

Revotar Biopharmaceuticals AG is a German company, financed by Texas Biotechnology Corporation, Houston, Texas, USA and bmp AG and Mediport Venture Fonds GmbH, Berlin, Germany. The Company is located in Hennigsdorf, Germany, and is committed to the discovery and development of small molecule drugs to treat inflammation. New validated targets owned by Revotar include Macrophage Migration Inhibitory Factor and Junctional Adhesion Molecule-I. Its lead compound, bimosiamose, is in Phase II clinical testing for asthma, psoriasis and atopic dermatitis. To learn more about Revotar Biopharmaceuticals AG please visit our web site: www.revotar.com.

ABOUT TEXAS BIOTECHNOLOGY CORPORATION

Texas Biotechnology Corporation, a biopharmaceutical company focused on the discovery, development and commercialization of novel drugs, is recognized for its expertise in small molecule drug development and vascular biology. Argatroban, its first FDA-approved product, is being marketed by GlaxoSmithKline for heparin-induced thrombocytopenia. Texas Biotechnology is in Phase III development of the endothelin antagonist, sitaxsentan, for pulmonary arterial hypertension. Its majority owned affiliate Revotar Biopharmaceuticals AG is in Phase II development with the selectin antagonist bimosiamose in asthma, psoriasis and atopic dermatitis. Texas Biotechnology has several other research and development programs ongoing for a range of cardiovascular and inflammatory diseases. To learn more about Texas Biotechnology please visit our web site: www.tbc.com.

This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are timing and cost of our clinical trials, attainment of research and clinical goals and milestones of product candidates, attainment of required governmental approvals, sales levels of our products and availability of financing and revenues sufficient to fund development of product candidates and operations. In particular, careful consideration should be given to cautionary statements made in the various reports Texas Biotechnology has filed with the Securities and Exchange Commission. The Company undertakes no duty to update or revise these forward-looking statements.


                            [SIGNATURE PAGE FOLLOWS]

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date February 6, 2003               TEXAS BIOTECHNOLOGY CORPORATION


                                     /s/  Stephen L. Mueller
                                     -----------------------------------------
                                     Stephen L. Mueller
                                     Vice-President, Finance and Administration
                                     Secretary and Treasurer